UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2012

QEP RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34778	87-0287750
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado 80265
(Address of principal executive offices, including zip code)

303-672-6900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Purchase Agreements

On August 23, 2012, QEP Resources, Inc. (the “Registrant”), through its wholly-owned subsidiary, QEP Energy Company,  entered into two related asset purchase agreements (the “Purchase Agreements”) with (i) Helis Oil & Gas Company, L.L.C.  (“Helis”) and (ii) certain other sellers (the “Non-Operated Sellers” and, together with Helis, the “Sellers”).  The Purchase Agreements provide for the acquisition (the “Acquisition”) by the Registrant of certain of the Sellers’ oil and natural gas interests in North Dakota’s Williams and McKenzie counties. These interests are located in the active play area for the Bakken and Three Forks Formations within the Williston Basin (the “Acquired Properties”). The aggregate consideration payable to all Sellers for the Acquisition will be approximately $1.38 billion (the “Purchase Price”), subject to customary purchase price adjustments. Approximately 46% of the total Purchase Price is attributable to the properties being acquired from Helis. Other than minor changes to adjust for the fact that Helis serves as the operator of the majority of the Acquired Properties, the two Purchase Agreements are substantially similar in all material respects.

The Acquisition has an effective date of July 1, 2012. The Registrant intends to finance the Acquisition using a combination of borrowings under its credit facility and cash on hand.  In connection with the execution of the Purchase Agreements, the Registrant paid a deposit equal to 10% of the Purchase Price to the Sellers.  The Registrant expects to close the Acquisition on or before September 27, 2012, subject to due diligence and the satisfaction of customary closing conditions.

Before the closing of the Acquisition, the Registrant intends to conduct customary due diligence of the Acquired Properties to assess the aggregate dollar value of any title and environmental defects, casualty losses, and preferential right exercises.  If the value of such matters exceeds 20% of the Purchase Price, then each party retains the right to decline to close.

Each party’s separate obligation to consummate the respective portions of the Acquisition is conditioned upon, among other things, (i) confirmation of the counterparties’ representations and warranties as of the closing, (ii) the counterparties’ performance, in all material respects, of all covenants, (iii) the receipt of all required approvals, (iv) the absence of legal matters prohibiting the Acquisition and (v) the purchase price condition described above.  In addition, the Registrant’s obligation to close with respect to the Non-Operated Sellers is conditioned upon the closing with Helis; further, the Registrant is not obligated to close with certain of the smaller Non-Operated Sellers unless it also closes with certain of the more significant Non-Operated Sellers.

Item 7.01	Regulation FD Disclosure.

On August 23, 2012, the Registrant issued a press release announcing the Acquisition.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as “anticipates,” “believes,” “forecasts,” “plans,” “estimates,” “expects,” “should,” “will” or other similar expressions.  Such statements are based on management's current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. These forward-looking statements include statements regarding the financing of the Acquisition, the anticipated closing date of the Acquisition and expected due diligence of the Acquired Properties.  Actual results may differ materially from those included in the forward-looking statements due to a number of factors including, without limitation, availability of capital; regulatory and other approvals; general economic conditions, including the performance of financial markets and interest rates, global geopolitical and macroeconomic factors; prices for natural gas, oil and NGLs; and factors identified in the Risk Factors section of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011. The Registrant undertakes no obligation to publicly correct or update the forward-looking statements to reflect future events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of QEP Resources, Inc., dated August 23, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QEP RESOURCES, INC.

Date: August 24, 2012	By:	/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of QEP Resources, Inc. dated August 23, 2012.